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                                                                   EXHIBIT 10.12

                              STANDARD OFFICE LEASE
                              ---------------------



         LEASE AGREEMENT (Lease") made as of 12/31/93, between MINNESOTA CC PROPERTIES, INC. ("Landlord") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Tenant").


                                    SCHEDULE
                                    --------


         Each reference in this Lease to any of the terms set forth on the following Schedule ("Schedule") shall be construed to incorporate the following:

         1. Premises: The Premises consisting of approximately 29,903 square feet of net rentable area as shown on Exhibit A, on the fourteenth (14th) and twelfth (12th) floor(s) of the building commonly known as 5500 Wayzata Boulevard, Golden Valley, Minnesota (the "Building").

         2. Project: The land described in Exhibit B (the "Land"), together with the buildings, improvements and appurtenances now or hereafter located on or used in connection with the Land.

         3. Term: The Term shall be seventy-two (72) months commencing on May 1, 1994 (the "Commencement Date"), and ending on April 30, 2000 (the "Termination Date"), subject to adjustment as provided in Section 3 of this Lease.

         4. Base Rent: The annual Base Rent shall be $8.50 per rentable square foot in the Premises, payable in monthly installments of $21,181.29. See Exhibit E, Section 27.

         5. Operating Cost Rent: Landlord's estimate of the annual Operating Cost Rent for 1993 is $9.95 per rentable square foot in the Premises, payable in monthly installments of $24,794.57. See Exhibit E, Section 27.

         6. Security Deposit: None.

         7. Advance Payment: $24,794.57, payable on or before March 1, 1994, to be applied to the first monthly installment of Operating Cost Rent due under the Lease. See Exhibit E, Section 27.

         8. Tenant's Permitted Use: General office purposes only.

         9. Landlord's Address: Minnesota CC Properties, Inc., c/o The Shelard Group, Inc., 5500 Wayzata Boulevard, Suite 315, Golden Valley, MN 55416.

         10. Tenant's Capacity and Address: Tenant, a corporation under the laws of New Jersey, has the following address for notices before the Commencement
Date: The Prudential Insurance Company of America, Central Group Office, 250 Gibraltar Road, Horsham, PA 19044-2323, Attn: Rich Jacobus, Building Operations, Services and Support Division, and the Premises for notices after the Commencement Date, or such other address as Tenant may from time to time designate by notice to Landlord.

         11. Real Estate Brokers: The Shelard Group, Inc., representing Landlord; and Welsh Companies, Inc., representing Tenant.


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FOR VALUABLE CONSIDERATION, the parties agree as follows:


1. LEASING AGREEMENT. Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises as set forth on the Schedule. The Term shall begin on the Commencement Date and continue until the Termination Date as set forth on the Schedule, unless sooner terminated under the terms of this Lease.

Tenant and its agents, employees and invitees have the non-exclusive right with others designated by Landlord to use the common area in the Project for their intended and normal purposes. Common areas include elevators, sidewalks, unrestricted parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobbies and other areas designated by Landlord for common use. Landlord may change the common areas at any time, provided the changes do not materially and unreasonably interfere with Tenant's access to or use of the Premises. Tenant's use of the common areas shall be subject to the terms and conditions of this Lease and to the rules and regulations prescribed from time to time by Landlord as provided in Section 7.

2. RENT.

         A. Kinds. Tenant agrees to pay to Landlord, without setoff, deduction or demand, at Landlord's Address as set forth on the Schedule, or to such other person or at such other place as Landlord designates by written notice to Tenant, in lawful money of the United States, the aggregate of the following, all of which are rent reserved under this Lease (collectively, "Rent"):

                  (1) Base Rent to be paid in monthly installments in advance on or before the first day of each month of the Term of this Lease in the amount set forth on the Schedule.

                  (2) Operating Cost Rent in an amount equal to Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of this Lease. Operating Cost Rent shall be paid monthly in advance in an estimated amount, as adjusted by Landlord from time to time as provided in Section 2B. Definitions of Operating Costs, Tenant's Proportionate Share and the method for billing and payment of Operating Cost Rent are set forth in Sections 2B and 2C.

                  (3) Additional Rent consisting of all of the sums, liabilities, obligations and other amounts (excepting Base Rent and Operating Cost Rent) which Tenant is required to pay or discharge pursuant to this Lease (including, without limitation, any amounts which this Lease provides shall be Tenant's cost or expense), together with any late charge or interest, all as hereafter provided.

         B. Payment of Operating Cost Rent.

                  (1) Payment of Estimated Operating Cost Rent. Landlord shall reasonably estimate the Operating Costs of the Project from time to time each year. Such estimates may be revised by Landlord whenever(but not more than twice per fiscal year) it obtains information relevant to making such estimates more accurate. With thirty (30) days after notice from Landlord setting forth an estimate of Operating Costs for a particular fiscal year. Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimate multiplied by the number of months during the Term that have elapsed in such fiscal year to the date of such payment, minus payments of estimated Operating Cost Rent previously paid for said period. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs.

                  (2) Correction of Operating Cost Rent. As soon as reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a notice (the "Operating Cost Report") setting forth (a) the actual Operating Costs for the preceding fiscal year, (b) the amount of Operating Cost Rent due to Landlord for such fiscal year, and (c) the amount of Operating Cost Rent paid by the Tenant for such fiscal year. Within thirty (30) days

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after such report, Tenant shall pay to Landlord the amount of any additional
Operating Cost Rent due for the preceding fiscal year (or a prorated portion thereof if this Lease was not in effect for the entire fiscal year). If Tenant's payments of Operating Costs Rent exceed the amount due Landlord for the fiscal year in question, Landlord shall promptly either refund any such amount to Tenant or apply any such amount as a credit against Tenant's other obligations under this Lease. Unless Tenant takes written exception to any item within sixty
(60) days after the furnishing of the Operating Cost Report, such report shall be considered as final and accepted by Tenant.

         C. Definitions.

                  (1) Operating Costs. "Operating Costs" shall mean the sum of the Taxes and Expenses for the Project, determined in accordance with sound accounting and management practices as follows:

                  (a) Taxes. "Taxes" shall mean all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, without limitation, assessments for public improvements or benefits, imposed by any lawful authority upon the Project or payable by Landlord in connection with the ownership, leasing, renting, management, control or operation of the Project. Taxes shall include, without limitation, real estate taxes, personal property taxes (to the extent imposed on any equipment, fixtures or personal property constituting a part of or used in connection with the Project), sewer rents, assessments (special or otherwise), transit taxes, ad valorem taxes, and any new or increased taxes, assessments or charges which are in place of or arise out of any changes in current Taxes. Taxes shall also include all reasonable fees and expenses incurred to contest, determine or reduce any Taxes; and if a refund is obtained, Landlord shall promptly either pay to Tenant or apply as a credit against Tenant's other obligations under this Lease portion of the refund based on the percentage of the original Taxes paid by Tenant from which the refund was derived. If at any time during the Term, a federal, state or local tax, excise or surcharge on rents or income or other tax however described (herein called "Rent Tax") is levied or assessed on account of the rents hereunder or the interest of Landlord under this Lease, such Rent Tax shall be included in Taxes. Taxes shall not include any net income capital stock, succession, transfer, franchise, gift, estate or inheritance taxes, unless the same shall be imposed in place of all or any portion of Taxes.

                  The Taxes for any given fiscal year shall be the amount of Taxes payable during such fiscal year, even though levied or assessed for a different fiscal year; provided, that in the case of special assessments which may be paid installments, only the installment, plus any interest, payable during the fiscal year shall be included in Taxes. Tenant shall be solely responsible for any taxes on its personal property and trade fixtures used in connection with the Premises.

                  (b) Expenses. "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature, paid or incurred by or on behalf of Landlord in connection with the ownership, management, maintenance, operation and repair of all or any part of the Project. Expenses shall not include (1) costs of alterations of tenant premises: (2) costs of capital improvements, except for a reasonable amortization plus interest expense for any capital improvements which are made to reduce Expenses or which are required to comply with all governmental laws, ordinances, regulations or orders applicable from time to time to the Project; (3) depreciation, except as permitted in the preceding Subsection; (4) interest and principal payments on mortgages, any rental payments on any ground or other underlying leases and other debt costs, if any; (5) real estate brokers' leasing commissions; and (6) any cost or expenditure for which Landlord is reimbursed, whether by tenants, insurance proceeds or otherwise (excluding Operating Cost Rent).

                  If the Project is not fully occupied at any time during any fiscal year, Landlord may reasonably adjust the Expenses which vary with occupancy in the Project for such fiscal year, employing sound

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         accounting and management principles, to the amount of Expenses that would have been incurred had the Project been fully occupied for the entire fiscal year. If during any fiscal year's tenant performs any service (the cost of which would constitute an Expense) in lieu of Landlord furnishing the service, Landlord may reasonably adjust the Expenses for such fiscal year to the amount which would have been incurred if Landlord had furnished such service.

                  (2) Fiscal Year. "Fiscal year" shall mean any twelve 912) month period (including, without limitation, the calendar year) which Landlord may from time to time select as the fiscal year of the Project; provided, that in case Landlord changes such fiscal year, the fiscal years before and after the change may contain less than twelve (12) months. See Exhibit E, Section 32.

                  (3) Tenant's Proportionate Share. "Tenant's Proportionate Share" shall mean the percentage obtained by dividing the net rentable area of the Premises by the net rentable area of the Project, each as reasonably determined by Landlord.

         D. Rules of Interpretation and Computation of Base Rent and Rent Adjustments.

                  (1) If the Term commences or terminates on other than the first or last day of a month, the Base Rent and Operating Cost Rent for such month shall be prorated based upon the number of days of the Term falling within such month and shall be paid in advance. If the Term of this Lease commences on any day other than the first day of the designated fiscal year, or if the Term of this Lease ends on any day other than the last day of the designated fiscal year, any Operating Cost Rent due to Landlord with respect to such fiscal year shall be prorated based on the number of days in the Term falling within such fiscal year.

                  (2) If Tenant fails to pay any Base Rent, Operating Cost Rent or Additional Rent within ten (10) days from the date due, Tenant shall pay to Landlord on demand a late charge in the amount of five percent (5%) of such sum to help defray Landlord's additional administrative costs. In addition, any sum due from Tenant to Landlord not paid within ten (10) days from the date due shall bear interest from the date due until the date paid at an annual rate equal to the lesser of: (a) the highest lawful rate, or (b) eighteen percent (18%) per annum. The payment of such late charge or interest shall not excuse or cure any default of Tenant under this Lease, or limit any right or remedy of Landlord. See Exhibit E, Section 33.

                  (3) If changes are made to the number of square feet of net rentable area in the Premises or in the Project, Tenant's Proportionate Share shall be appropriately adjusted and the computations of rent shall be appropriately adjusted upon written notice to Tenant so as to take into account the different Tenant's Proportionate Share figures applicable during each portion of the applicable fiscal year.

                  (4) Landlord shall, in its reasonable discretion and consistent with the provisions of this Lease, determine from time to time the method of computing Operating Costs, the allocation of Operating Costs among the various parts and types of space within the Project and the allocation of Operating Costs relating to more than one fiscal year.

                  (5) Landlord's and Tenant's obligations under this Section 2 shall survive the expiration or termination of this Lease.

3. CONDITION POSSESSION AND SURRENDER OF PREMISES.

         A. Landlord shall make the improvements to the Premises, if any, as provided in Exhibit C and shall maintain the Project as provided in Section 5. Except as otherwise provided in this Lease, Landlord is leasing the Premises to Tenant "as is," without any representations or warranties of any kind (including, without limitation, any express or implied warranties of fitness or habitability) and without any obligation on the part of the Landlord to alter, remodel, improve, repaid, decorate or clean the Premises, the Project or any part thereof.

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         B. If Landlord is unable to deliver possession of the Premises by the
Commencement Date set forth on the Schedule because construction has not been substantially completed, or due to a holding over by a prior tenant, or for any other reason beyond Landlord's control (except Tenant's default hereunder or Tenant Delay as provided in Exhibit C), then: the Commencement Date and Tenant's obligation for payment of Rent shall be postponed until the date on which Landlord delivers possession of the Premises: Landlord shall not be liable for any loss, damage or expense arising in any manner from any such delay; this Lease shall remain in effect during the period of any delay; and the Term shall be automatically extended to include the same number of months set forth on the Schedule, plus, if the Commencement Date is not the first day of a calendar month, the partial month in which the commencement Date occurs, and the Termination Date shall be appropriately adjusted.

         C. Except as otherwise provided in this Lease, Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or such portion were then in good order, repair and satisfactory condition. See Exhibit E, Section 34. If Landlord permits Tenant to take possession of all or any part of the Premises prior to the Commencement Date, all of the terms of this Lease, except where clearly inappropriate, shall apply to and shall control such pre-term occupancy. See Exhibit E, Section 28.

         D. During the Term of this Lease, Tenant shall maintain the Premises in as good condition as when Tenant took possession (or as completed after possession, if applicable), except for ordinary wear, casualty and as otherwise provided in this Lease. At the expiration or termination of this Lease, Tenant shall, subject to Sections 3E and 3F below, return the Premises to Landlord broom clean and in good condition as described in the immediately preceding sentence.

         E. Unless otherwise agreed in a writing signed by Landlord, all Work (as defined in Section 5A, including, without limitation, partitions, hardware, floor coverings, ceilings, wiring, light fixtures and other fixtures, but excluding trade fixtures, movable partitions and personal property belonging to Tenant) in or upon the Premises, whether placed there by Landlord or Tenant, shall be surrendered with the Premises at the expiration or termination of this Lease and shall become Landlord's property without compensation to Tenant; provided, that if prior to any such expiration or termination of this Lease, or within ten (10) days thereafter, Landlord so directs by written notice, Tenant shall promptly remove any Work placed in or upon the Premises by Tenant and designated in such notice, and repair any damage to the Premises caused by such removal.

         F. Tenant shall also remove its trade fixtures and personal property from the Premises at the end of the Term, or within ten (10) days following the early termination of this Lease or Tenant's right of possession; and if Tenant does not remove such property, at Landlord's election: (1) Tenant shall be conclusively deemed to have conveyed the same to Landlord as by a bill of sale without further payment or credit by Landlord to Tenant, or (2) Tenant shall be conclusively deemed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant's expense, remove and store such property.

         G. Tenant's obligations under this Section 3 shall survive the expiration or termination of this Lease.

4. PROJECT SERVICES.

         A. Services. So long as Tenant is not in default hereunder, Landlord shall furnish the following services to the Tenant without charge except for Operating Cost Rent and as otherwise specifically provided herein:

                  (1) Heat and air conditioning to provide a temperature required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations from 7:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. Saturdays, holidays. See Exhibit E, Section 35.

                  (2) Non-exclusive passenger elevator service at all times (provided Landlord may limit the elevators in operation during non-business hours), and non-exclusive freight elevator service as scheduled by Landlord.

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                  (3) Electrical facilities to provide sufficient power for
normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants int he Project). If the installation of any equipment requires additional electrical or air conditioning capacity above the building standard system, then the additional installation, metering and operating costs shall be paid by Tenant to Landlord as Additional Rent. Landlord shall replace building standard lamps, bulbs, ballasts or starters in the Premises as required by normal usage.

                  (4) Hot and cold municipal water at those points of supply provided for the general use of tenants in the Project.

                  (5) Janitorial and customary cleaning services nightly in the Premises, except Saturdays, Sundays and holidays; and window washing for exterior windows at intervals reasonably determined by Landlord.

         B. Additional Services. Except as specifically provided in this Lease, Landlord shall not be obligated to furnish any additional services or to furnish services at other times. If Landlord provides additional services at Tenant's request, Tenant shall pay for such additional services at Landlord's then prevailing rates as Additional Rent. If Landlord from time to time reasonably determines that the use of any utility or service in the Premises is disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use and may install metering devices at Tenant's expense, which amounts shall be due from Tenant as Additional Rent.

         C. Interruption of Service. Landlord does not warrant that any service will be free from interruption caused by labor controversies, accidents, inability to obtain utilities, fuel, steam, water or supplies, governmental regulations or other causes beyond the reasonable diligence to remedy any interruption of its services after notice from Tenant, but no such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by statement of Rent or otherwise, or relive Tenant from performance of Tenant's obligations under this Lease. See Exhibit E, Section 36.

         D. Keys and Locks. Landlord shall furnish Tenant with two (2) keys for each corridor door entering the Premises, and additional keys ordered by Tenant will be furnished by Landlord at Tenant's expense. All such keys shall remain the property of Landlord; provided, that Tenant shall be solely responsible for monitoring distribution and use of keys furnished to Tenant. No additional locks shall be allowed on any door of the Premises without Landlord's written consent. Upon termination of hits Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and shall give to Landlord the combination for all locks for safes and vaults, if any, left in the Premises.

5. ALTERATIONS AND REPAIRS.

         A. Tenant shall not make or permit any interior or exterior alterations, additions, improvements or changes, structural or otherwise, to the Premises or the Project, nor make any installations which may require any change to the heating, ventilating, air conditioning, electrical or plumbing systems of the Project (collectively, "Work") without obtaining the prior written consent of Landlord in each instance which will not be unreasonably withheld. As a condition to granting its consent, Landlord may impose reasonable requirements, including, without limitation, requirements as to the manner and time for the performance of any Work, the type and amount of insurance, bonds and security for payment Tenant must provide, the plans and specifications relating to the Work, the contractors performing the Work, the contracts and building permits relating to the Work, the activities being undertaken within the Project relating to the Work, and the removal of the Work at the expiration or termination of this Lease. Landlord shall be reimbursed by Tenant for all reasonable costs incurred in connection with its review and supervision of the Work. In no event will such supervision or right to supervise by Landlord, nor any approvals given by Landlord under this Lease, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of any Work or materials for Tenant's intended use or otherwise, or impose any liability

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upon Landlord in connection with the performance of such Work. All Work shall be performed in a good and workmanlike manner and in full compliance with applicable laws, ordinances and regulations, and all insurance requirements.

         B. Tenant shall promptly pay all contractors and materialmen for the Work and furnish Landlord with sworn construction statements and lien waivers upon request of Landlord. Any mechanic's lien filed against the Premises or the Project for Work or materials furnished or claimed to have been furnished in connection with the Work or to Tenant shall be released and discharged by Tenant, by bond or otherwise, within ten (10) days after the filing of such lien at Tenant's sole expense. Tenant agrees to indemnify, hold harmless and defend Landlord, its agents and employees, the Premises, the Building and the Project from any loss, damage or expense, including reasonable attorney's fees, arising out of any lien claim or other claim relating to any Work. Nothing contained in this Lease shall be construed as a consent by Landlord so as to subject the Landlord's interest in the Premises to any lien or liability under applicable mechanic's lien laws.

         C. Landlord shall maintain and repair the foundations, exterior walls, structural portions, roof and common areas of the Project, and the heating, air conditioning, ventilating, electrical, elevator and plumbing systems serving the Project (except improvements or fixtures in or primarily serving the Premises) in good condition, ordinary wear except; provided that: (1) Landlord's obligations shall be subject to the provisions of this Lease concerning casualty loss and condemnation, and the cost of such repairs shall be included in Operating Costs subject to the terms and conditions of Section 2; (2) Tenant shall promptly at its expense repair all damage to the Premises or the Project caused by Tenant or any of its employees, agents or invitees, by Tenant's failure to comply with or perform any of Tenant's obligations under this Lease, or by the installation, operation or removal of Tenant's improvements or fixtures; and (3) Landlord shall use reasonable diligence in carrying out its obligations under this Section, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so, nor shall the same constitute an eviction of Tenant or relieve Tenant from performance of Tenant's obligations under this Lease except as expressly provided in Section 36 or otherwise in this Lease.

         D. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall at its expense maintain and repair the Premises, all improvements and fixtures in or primarily serving the Premises, and all of Tenant's trade fixtures and personal property at the Premises in good condition. If due to Tenant's use of the Premises, alterations or improvements to the Premises or the Project are necessary to comply with any present or future governmental laws, ordinances or regulations or requirements of insurance carriers, Tenant shall at its expense promptly perform such alterations or improvements in compliance with this Section 5. If Tenant fails to perform any obligation under this Section 5, then on not less than ten (10) days notice to Tenant (or immediately if an emergency), Landlord may enter the Premises and perform such obligations, and Tenant shall pay Landlord, upon demand, the cost thereof as Additional Rent.

6. USE OF PREMISES.

         A. The Premises shall be occupied and used by Tenant only for Tenant's Permitted Use as set forth on the Schedule, and for no other purpose. Without limiting the generality of the foregoing, no use shall be made of the Premises nor acts done which are unlawful, unsafe, create a nuisance, unreasonably interfere with the operation of the Project, or may cause a cancellation of any insurance policy covering the Project or any part thereof. Tenant shall not permit to be kept, used or sold in or about the Premises any article which may be extra-hazardous or prohibited by Landlord's insurance policies. If Tenant's particular use of the Premises causes the rate of fire or other insurance on the Premises to be increased beyond the rate otherwise applicable to the Premises, Tenant shall pay the reasonable amount of any increase.

         B. Tenant shall not install, use, generate, store, release or dispose of in or about the Premises or the Project any hazardous substance, toxic chemical, radioactive material, explosive, pollutant or contaminant (including, without limitation, any hazardous substances as defined under applicable federal, state and local statutes,

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ordinances and regulations, and petroleum, asbestos or PC3's), nor allow others to engage in such activities, without Landlord's prior written approval of each such substance, except that Landlord's approval shall not be required for use by Tenant of immaterial quantities of such substances customarily used in office business operations so long as Tenant uses such substances in accordance with applicable laws and the highest prevailing industry standards. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, damage or expense, including, without limitation, all testing, enforcement, cleanup and remedial costs and reasonable attorney's fees, arising out of the installation, use, generation, storage, release or disposal of any such substance, regardless of whether Landlord has approved the activity. Tenant's obligations under this
Section 6B shall survive the expiration or termination of this Lease.

7. PROJECT RULES AND GOVERNMENTAL REGULATIONS. Tenant shall comply with all applicable governmental laws, ordinances and regulations concerning its use of the Premises. Tenant shall also comply with all reasonable rules and regulations adopted from time to time by Landlord pertaining to the operation and management of the Project. If any rules and regulations are contrary to the terms of this Lease, the terms of this Lease shall prevail. The present rules are contained in Exhibit D. The violation of the Project rules or the laws or regulations governing Tenant's use of the Premises shall be a default under this Lease allowing Landlord all remedies for default set forth under Section 11 of this Lease. Landlord shall not be responsible to Tenant for violation of the rules or regulations, or the terms of this Lease or any other lease in the Project, by another tenant, nor shall failure to obey the same by others relieve Tenant from its obligations to comply therewith.

8. CLAIMS; INSURANCE; LIABILITY.

         A. To the fullest extent permitted by law, Tenant waives all claims it may have against Landlord, its officers, directors, agents or employees for damage to person or property sustained by Tenant or by any occupant of the Premises or the Project, or any other person, occurring in or about the Premises or the Project, resulting from the Premises or the Project or any part of said Premises or Project becoming out of repair or resulting from any existing or future condition, defect, matter or thing in the Premises, the Project or any part of it, or from equipment or appurtenances therein, or from the action of the elements, or from any security or lack thereof, or any accident within or adjacent to the Premises or Project, or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or Project or any other person while on the Premises or the Project. This Section 8A shall include, without limitation, damage caused by water, snow, frost, steam, excessive or inadequate hat or cooling, sewers, gas, odors or nosie, the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding. All property on the Project or int he Premises belonging to the Tenant, its agents, employees, contractors or invitees or to any occupant of the Premises shall be there at the risk of the Tenant or such other person only, and Landlord shall not be liable for damage thereon or theft, misappropriation or loss thereof. Notwithstanding anything contained in this Section 8 to the contrary, no agreement of Tenant in this
Section 8 shall be deemed to exempt Landlord from liability for injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents or employees in the operation or maintenance of the Premises or the Project or to any extent prohibited by law.

         B. Landlord and Tenant each hereby waive all claims of recovery from the other party for loss or damage to any of its property to the extent the loss or damage is covered by valid and collectable fire and extended coverage insurance policies or would be covered by the insurance required under Section 8C(2), and each party agrees to have its insurance policies endorsed to provide for a waiver of subrogation by the insurance carrier, if necessary to prevent the invalidation of such insurance coverage.

         C. At all times during the term of this Lease, Tenant shall at its expense maintain in effect insurance protecting Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times reasonably satisfactory to Landlord and with such increases in limits as Landlord may, from time to time, request. Initially, such coverage shall be in the following amounts:

                  (1) Comprehensive Commercial General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for Bodily Injury, Death and Property Damage, and umbrella coverage of not less than Two Million Dollars ($2,000,000), naming Landlord and its management company as additional insureds, with a severability of interest endorsement.

                  (2) Insurance against "All Risks" of physical loss for full replacement cost of all tenant improvements and Work, if any, made by Tenant or at Tenant's expense, and all equipment, furniture, trade fixtures, merchandise and other items of Tenant's property on the Premises. At Tenant's sole option and risk, Tenant may self-insure any of its property; provided, that Sections 8A and B shall remain in effect as if Tenant maintained such insurance. See also Exhibit E, Section 40.

         D. Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be cancelled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior written notice shall be provided).

         E. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its officers, directors, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in or about the premises, arising from Tenant's occupancy of the Premises, from any breach or default on the part of Tenant during the Term of this Lease or from any act or omission of Tenant or of any employee, agent, invitee or contractor of Tenant, and from any costs relating thereto (including, without limitation, reasonable attorneys' fees). Tenant's obligations under this Section 8A shall survive the termination or expiration of this Lease.

9. FIRE AND OTHER CASUALTY.

         A. In the event that (1) the Premises are made substantially untenantable by fire or other casualty, and Landlord shall decide not to restore or repair the same, or (2) the Building or the Project is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the Building, then, in either of such events, either Landlord or Tenant shall have the Right to terminate this Lease by notice to the other within ninety (90) days after the date of such fire or other casualty.

         B. If the Premises or the Building are made untenantable by fire or other casualty, and this Lease is not terminated pursuant to Section 9A above, Landlord shall, to the extent permitted by any mortgages or ground leases with respect to the Project, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, subject to zoning laws and building codes then in effect, and including only tenant improvements constructed at Landlord's expense, or, if any portion of the Premises has been leased on an "as is" basis, including only improvements similar to those located in such portion of the Premises on the Commencement Date or the date on which such portion was added to the Premises, if later than the Commencement Date (herein, the improvements Landlord is required to make are called the "Required Improvements"). At Landlord's option, Tenant may be permitted or required to devote the proceeds of its insurance described in Section 8C(2) to cause restoration of tenant improvements and the Premises over and above the Required Improvements, and pay for the same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease. In the event a fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord's recovery in no event shall be reduced by any insurance recovery to Tenant. In no event shall Landlord have any liability to Tenant by reason of any damage to or interference with the Premises, the Project, or Tenant's business, improvements or property arising from fire or other casualty, however caused, or any resulting repairs.

         C. Notwithstanding anything in this Section 9 to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods. If the estimate indicates that the Premises cannot be made tenantable with one hundred eight (180) days from the date the fire or casualty occurred, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect's certificate. If the estimate of the architect indicates that the Premises can be made tenantable within such one hundred eight
(180) days, or if neither party terminates this Lease pursuant to this Section 9C, Landlord shall proceed with reasonable promptness to repair and restore the Premises, provided that if the estimate of the architect indicates that the Premises can be made tenantable within such one hundred eight (180) days, and if Landlord does not repair and restore the Premises within such one hundred eight
(180) day period, which period shall be extended to the extent of any Reconstruction Delays, then, unless the Premises are repaired and restored before Tenant gives such notice, Tenant may terminate this Lease upon fifteen
(15) days prior written notice to Landlord. For purposes of this Lease, the term "Reconstruction Delays" shall mean any delays caused by Tenant, and any delays caused by events beyond Landlord's reasonable control.

         D. In the event that this Lease is terminated pursuant to Section 9A or
Section 9C above, Base Rent and Operating Cost Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that such fire or casualty renders all or any portion of the Premises untenantable and this Lease is not terminated pursuant to Section 9A or Section 9C, then subject to the last sentence of this Section 9D, the Base Rent and Operating Cost Rent provided for in this Lease shall abate on a per diem basis during the period of repair and restoration until the Premises are tenantable again, and the abatement shall be in an amount bearing the same ratio to the total amount of such Rent due for such period as the untenantable portion of the Premises from time to time bears to the entire Premises. Any provision hereof notwithstanding. Tenant's Rent shall not abate if the willful misconduct or gross negligence of Tenant, or its agents or employees, was the cause of the fire or other casualty.

10. RIGHTS RESERVED TO THE LANDLORD. Landlord reserves the following rights, exercisable without notice to Tenant except as otherwise expressly provided herein, and without liability to tenant for damage or injury to property, person or business (all such claims being hereby released, except to the extent they are caused by Landlord's gross negligence or willful misconduct), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for offsets, or abatements of Rent or affecting any of Tenant's obligations under this Lease:

         A. Name. To change the Project's name or street address. See Exhibit E,
Section 37.

         B. Signs: To install, affix and maintain any and all signs on the exterior and interior of the Building and to prescribe the location and style of all signs visible from the exterior of the Building or from within its lobbies or common corridors.

         C. Windows/Design: To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment; to control all the internal lighting that may be visible from the exterior of the Building; and to approve the design, arrangement, style, color and general appearance of any portion of the Premises (including, without limitation, furniture, fixtures, art work, wall coverings, carpet and decorations) which is visible from the common areas or from the exterior of the Building, and all changes or additions thereof, which consent shall not be unreasonably withheld.

         D. Service Contracts: To designate all sources furnishing sign painting and lettering, ice and drinking water, towels, toilet supplies, beverages, food service, or other services on the Premises, provided that the rates for such services as are designated by Landlord are reasonably competitive with rates charged therefor in the Minneapolis-St. Paul metropolitan area. No vending or dispensing machines of any kind shall be placed in or about the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld.

         E. Keys. To retain at all times, and to use for purposes authorized in this Lease, passkeys to the Premises and keys to all locks for doors within and into the Premises.

         F. Access for Repairs, etc.: Upon reasonable prior notice to Tenant (except in an emergency), to have access to the Premises to perform its duties and obligations under this Lease and to inspect the Premises, make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Premises, the Project or any part thereof as set forth in various Sections of this Lease including, without limitation, Section 5 and Section 10M.

         H. Rights to Conduct Businesses: To grant to anyone the exclusive right to conduct any business or render any service in the Project provided such exclusive right shall not operate to exclude Tenant's Permitted Use as set forth on the Schedule.

         I. Heavy Equipment: To approve the weight, size or location of safes and other heavy equipment and articles in and about the Premises and the Project and to require all such items and furniture to be moved into and out of the Building or anywhere else in the Project and the Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the Project and within the Project is entirely at the risk and responsibility of Tenant.

         J. Show Premises: To show the Premises to prospective tenants or brokers during the last six (6) months of the Term of this Lease or of any extension thereof or to show the Premises to prospective purchasers at all reasonable times, provided prior reasonable notice is given to Tenant in each cash and Tenant's use and occupancy of the Premises shall not materially be inconvenienced by any such action of Landlord.

         K. Close Project: To restrict access to the Project during such hours as Landlord shall from time to time reasonably determine and on holidays, subject, however, to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Project identify themselves to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Project. In case of an emergency, Landlord may restrict or prevent access to the Project, or otherwise take such actions as deemed necessary by Landlord for the safety of tenants or other occupants of the Building or the protection of the Project.

         M. Repairs and Alterations: At any time Landlord may make repairs, alterations, additions, decorations or improvements, structural or otherwise, in or to the Project or any part thereof, including the Premises, and perform any acts required or permitted hereunder, or related to the safety, protection, preservation or improvement of the Project or the Premises, and during such operations Landlord shall have the right to take into and through the Premises or any part of the Project, all material and equipment required and to close and temporarily suspend operation of entrances, doors, corridors, elevators and other facilities, and to have access to and open all ceilings, without liability to Tenant by reason of interference, inconvenience, annoyance or loss of business; provided, that Landlord shall not interfere with Tenant's use of the Premises any more than is reasonably necessary under the circumstances, and shall not do any act which would permanently reduce the size of the Premises. Landlord shall do any such work during ordinary business hours (unless the work materially and unreasonably interferes with Tenant's use of the Premises) and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request (unless the Work materially and unreasonably interferes with Tenant's use of the Premises). Landlord shall use reasonable diligence to protect Tenant's personal property. Landlord may do or permit any work to be done upon or along, and any use of, any adjacent or nearby building, land, street, alley or way.

         N. Lock Box Agent: Landlord may from time to time designate a bank or other lock box agent for the collection of amounts due Landlord. The date of any payment to such agent shall be the date of such agent's receipt of the payment (or the date of actual collection of any check not cleared by Landlord's bank within three (3) business days after deposit); provided, that for purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if Landlord mails a check in such amount to Tenant at the address set forth on the Schedule within a reasonable period after such receipt or collection. The mailing of such payment to Tenant shall be deemed to be a rejection of Tenant's tender of such payment for all purposes as of the date of the lock box agent's receipt or collection of such payment, without thereby waiving any default or any right or remedy of Landlord.

         O. Other Rights: All other rights accruing to Landlord by operation of law or reserved specifically or by inference by the Landlord pursuant to the provisions of this Lease.

11. DEFAULT AND LANDLORD'S REMEDIES.

         A. Defaults. The occurrence of any of the following shall constitute a default hereunder:

                  (1) If Tenant fails to pay any Base Rent or Operating Cost Rent within ten (10) days of the due date (see Exhibit E, Section 39), or fails to pay any Additional Rent or other sum required to be paid by this Lease or to deliver any instrument or certificate as provided in Section 13 or Section 16 within ten (10) days after written notice;

                  (2) If Tenant fails to perform or comply with any of Tenant's obligations or agreements as provided in this Lease or in any other agreement between Landlord and Tenant (except those specified in Subsections (1), (3) and (4) of this Section 11A); provided, that Tenant shall not be deemed in default
(a) if such failure is cured within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice to Tenant, or (b) with respect to a non-hazardous failure which is curable but cannot reasonably be cured within thirty (30) days, if Tenant immediately commences to cure and diligently proceeds to complete the cure of such failure within a reasonable time period which shall in no event extend beyond ninety (90) days after written notice to Tenant;

                  (3) If Tenant abandons or vacates the Premises during the Term. See Exhibit E, Section 38;

                  (4) If the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days; or if Tenant becomes insolvent or bankrupt or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make an assignment for the benefit of creditors; or if any proceeding or other action shall be filed by or against Tenant seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or its debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (provided, that no such proceeding or action shall constitute a default under this Lease if Tenant shall vigorously contest the same by appropriate proceedings and the same shall be vacated or dismissed within thirty (30) days after the date of filing); or if Tenant is a corporation, partnership or other entity, Tenant shall be dissolved, liquidated or otherwise cease to exist.

         B. Landlord's Remedies.

                  (1) Upon the occurrence of any one or more defaults by Tenant, Landlord may elect, at any time thereafter by written notice to Tenant, to terminate this Lease and Tenant's right to the Premises as of the date set forth in the notice or, without terminating this Lease, to terminate Tenant's right to possession of the Premises as of the date set forth in the notice. Upon any termination of this Lease, wether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby authorizes Landlord to lawfully enter into and upon the Premises, and to repossess the Premises and to remove Tenant and all occupants and property therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by law or in equity. Except as otherwise provided in this Section 11, Tenant expressly waives all present or future redemption rights between the parties. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim.

                  (2) If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may at Landlord's option enter into the Premises and take and hold possession thereof as set forth in
Section 11B(1) without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. In addition, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date stated in the notice terminating possession to the stated end of the Term. Upon and after entry into possession without termination of the Lease, subject to Landlord's right to first rent other vacant areas in the Project, Landlord may relet the Premises or any part thereof for such Rent, for such time (which may be a period extending beyond the stated Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine. In any such case, Landlord may reasonably make repairs, alterations and additions in or to the Premises and reasonably redecorate the same and in connection therewith landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof, together with Landlord's expenses of reletting. Any proceeds from the reletting of the Premises by Landlord shall be collected by Landlord and shall first be applied against the costs and expenses of reentry and of reletting the Premises including, without limitation, all brokerage, advertising, legal, alteration, redecoration, repaid and other reasonably necessary costs and expenses incurred to secure a new tenant for the Premises, and second to the payment of Rent herein provided to be paid by the Tenant. If the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises, is not sufficient to pay any accelerated amounts of Rent due and owing and to pay monthly the full amount of the Rent reserved in this Lease and not theretofore accelerated, Tenant shall pay to Landlord the accelerated amounts upon demand, and the amount of each monthly deficiency as it becomes due (as the case may be). If the consideration collected by Landlord upon any such reletting for Tenant's account after payment of the expenses of reletting the Premises is greater than the amount necessary to pay accelerated amounts of Rent due and owing and to pay the full amount of Rent reserved in this Lease and not theretofore accelerated, the full amount of such excess shall be retained by Landlord and in no event shall be payable to Tenant. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction of Tenant or as an election on Landlord's part to terminate this Lease, unless written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Notwithstanding any reentry or reletting by Landlord, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

                  (3) If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all of the amounts of Rent accrued and unpaid for the period up to and including the date of the termination, as well as all other additional sums for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, and all costs and expenses including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord, at its sole option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as final and liquidated damages (and not as a penalty), a sum equal to the amount of Landlord's reasonable estimate of the aggregate amount of Base Rent. Operating Cost Rend and Additional Rent that would be payable for the period from the date of such termination through the Termination Date, reduced by the then reasonable rental value of the Premises for the same period (as such reasonable rental value may be decreased for Landlord's reasonably anticipated costs, expenses and delays in reletting the Premises). If, before presentation of proof of such liquidated damages to any court, all or any part of the Premises shall have been relet by Landlord for all or any part of such period, the amount of Rent payable upon such reletting shall be prima facie evidence of the reasonable rentable value for the part or the whole of the Premises relet during the term of the reletting.

                  (4) Upon any default by Tenant under this Lease (beyond any applicable cure period), Landlord may, but shall not be obligated to, take any action to cure the default without waiving or releasing any obligation of Tenant or preventing Landlord from pursuing any available remedy. All reasonable amounts paid or incurred by Landlord in curing any default of Tenant or performing any of Tenant's obligations under this Lease, and reasonable attorneys' fees in connection therewith, shall be paid by Tenant to Landlord as Additional Rent on demand.

                  (5) Notwithstanding anything in this Lease to the contrary, any and all remedies set forth in this Lease (a) shall be in addition to any and all other remedies Landlord and Tenant may have at law or in equity, and (b) shall be cumulative. The waiver by either party of any breach of any term, covenant or condition herein contained shall only be effective if it is in writing and shall not be deemed to be a waiver of a continuing or subsequent breach of the same, or of any other term, covenant or condition herein contained. The acceptance of Rent or any other amounts due hereunder shall not be construed to be a waiver of any breach of any term, covenant or condition of this Lease, and if the same shall be accepted after the termination of this Lease, by lapse of time or otherwise, or of the Tenant's right of possession hereunder, or after the giving of any notice, such acceptance shall not reinstate, continue or extend the Term of this Lease or affect any notice given prior to the receipt of such amounts, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent and other sums due, and the payment of the same shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt by Landlord of a lesser amount that the amount due hereunder shall be deemed to be other than on account of the earliest portion thereof due, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

                  (6) Notwithstanding any provision in this Lease prohibiting Landlord from exercising its rights if Tenant cures a default within a specified period of time, if Tenant shall default (a) in the timely payment of Rent (whether any or all of Base Rent. Operating Cost Rent or Additional Rent) two
(2) or more times in any calendar year, or (b) in the performance of any particular term, condition or covenant of this Lease two (2) or more times in any calendar year, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, if any, as provided in this Lease, in connection with any further similar default during such calendar year (including, without limitation, with respect to non-payment of Rent, the further non-payment of any kind of Rent payable under this Lease) Tenant shall not be entitled to any further cure period or notice, and Landlord shall have the right to exercise all of the remedies provided in this Lease immediately after the occurrence of such similar default.

                  (7) In the event that Tenant shall file for protection under the Bankruptcy Code now or hereafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree to the extent permitted by law, to request that the debtor-in-possession or trustee in bankruptcy, if one shall have been appointed, assume or reject this Lease within sixty (60) days thereafter.

12. HOLDOVER. If Tenant holds over after the termination or expiration of the Term without the written consent of Landlord (which may be withheld in Landlord's sole discretion), Tenant shall pay Base Rent and Operating Cost Rent at twice the rate payable for the fiscal year immediately preceding the holding over, computed on a daily basis for each day Tenant thus remains in possession, and, in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over. Neither the acceptance of Rent by the Landlord after termination, nor the provisions of this Section:
(a) shall be construed as, or operate as, a renewal or as a waiver of Landlord's right of reentry or right to regain possession by actions at law or in equity or by any other right or remedy hereunder, or (b) shall be construed as, or operate as, a waiver of any other right or remedy of Landlord.

13. SUBORDINATION.

         A. Subordination. This Lease shall be subordinated to each mortgage or trust deed ("Mortgage") and each ground lease or other underlying lease ("Ground Lease") now or hereafter in force with respect to the Project at the election of the mortgages under any Mortgage or the lessor under any Ground Lease, including, without limitation, any amendment, renewal, modification, consolidation, replacement or extension thereof and all interest thereon and advances thereunder; provided, that the mortgagee under any Mortgage or the lessor under any Ground Lease hereafter placed upon or affecting the Project shall not disturb the tenancy of Tenant under this Lease and shall recognize all of the rights of Tenant hereunder so long as Tenant is not in default in the payment of any Rent or the performance of any other term of this Lease. Any subordination at the election of any such mortgagee or ground lessor shall be self-operative and no further instrument of subordination shall be required; provided, that within ten (10) days after written request by Landlord. Tenant shall execute and deliver any necessary or useful instruments acknowledging the subordination of this Lease as provided herein. In the event of the enforcement by any mortgagee or ground lessor of the remedies provided for by law or by such Mortgage or Ground Lease, Tenant shall, upon request of any person succeeding to the interest of such mortgagee or ground lessor as a result of such enforcement, automatically become the tenant of said successor in interest, without change in the terms of this Lease; provided, that such successor recognizes the rights and interest of Tenant under this Lease, and provided further that said successor in interest shall not (1) be bound by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (2) be bound by any amendment or modification of this Lease made without the consent of such mortgagee or successor in interest, or (3) be subject to any offsets or defenses Tenant might have against any prior landlord, or (4) be liable for any act or omission of any prior landlord, or (5) be liable for any security deposit except to the extent held by such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver any instruments necessary or useful to confirm the attornment.

         B. Notice and Right to Cure. Tenant agrees to give the mortgagee under any Mortgage or lessor under any Ground Lease a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagee or ground lessor shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, such mortgagee or ground lessor shall have such additional time as may be necessary to cure such default; provided, that within such thirty (30) days, any mortgagee or ground lessor, as the case may be, has commenced and is diligently pursuing the cure of such default (including, without limitation, commencement of foreclosure or lease forfeiture proceedings, if necessary to effect such cure), and Tenant shall not pursue any of the remedies it may have for such default and this Lease shall not be terminated, while such cure is being diligently pursued, so long as the default is cured within a reasonable time thereafter. During the period between the giving of such notice and the remedying of Landlord's default, the Rent herein recited shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

14. ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not, without the prior written consent of Landlord in each instance, (1) assign, transfer, mortgage or encumber, or create or permit any lien upon, this Lease or any interest under it, (2) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (3) sublet the Premises or any part thereof, or 94) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease or any interest herein be assigned or assignable by voluntary or involuntary bankruptcy proceedings or by operation of law or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except to the extent provided by law.

         B. Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrances shall not operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay Rent, except to the extent, if any, expressly provided for in such consent, nor shall such consent be deemed to be a consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's reasonable costs, charges and expenses

(including, without limitation, reasonable attorney's fees) incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

         C. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems reasonably necessary concerning the financial responsibility and character of the proposed assignee or subtenant. Within thirty (30) days following receipt of Tenant's notice (and any additional information reasonably requested by Landlord), Landlord shall notify Tenant if Landlord consents to the proposed assignment or sublease, which consent shall not be unreasonably withheld, provided Landlord shall not be required to consent to any assignment or sublease (1) to an existing tenant in the Project, (2) which may violate any restrictions contained in any mortgage, lease or agreement affecting the Project or Landlord, or (3) which is not in compliance with all of the terms of this Section and this Lease.

         D. Upon any assignment or sublease, fifty percent (50%) of the rent or other consideration ("Excess Consideration") received by Tenant in excess of the amount of Base Rent and Operating Cost Rent payable to Landlord under this Lease, which amount is to be prorated where a part of the Premises is assigned or subleased, shall be payable by Tenant to Landlord as Additional Rent within tent (10) days after receipt thereof by Tenant from time to time.

         E. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease, in a written instrument satisfaction to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the terms, provisions and conditions of this Lease and that it will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

         F. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 14. If Tenant is a partnership, any transaction or series of transactions (including without limitation, any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 14. The term "control" as used in this Section 14F means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.

         G. Any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Premises without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.

15. SALE BY LANDLORD. In the event of sale or conveyance or transfer by Landlord of its interest in the Project or in the Building or in this Lease, the same shall operate to release Landlord (subject to the last sentence of Section 17 hereof) from any future obligations and any future liability for or under any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event, and with respect to such obligations, covenants and conditions, Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance or transfer.

16. ESTOPPEL CERTIFICATE. Tenant shall, at the request of Landlord at any time and from time to time upon not less than ten (10) days' prior written notice, execute, acknowledge in recordable form, and deliver to Landlord (or to Landlord's mortgagee, ground lessor, auditors or a prospective purchaser of the Project or any part thereof) a certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the Rent and other charges are paid, and that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord (or specifying such offsets, claims or defaults, if any are claimed). Such certificate may require Tenant to specify the date of commencement of Rent, the Commencement Date, the Termination Date, the Base Rent, current Operating Cost Rent estimates, the net rentable area of the Premises, the date to which Rent has been paid, whether or not Landlord has completed any improvements required to be made to the Premises and such other matters as may be reasonably required. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project, any mortgagee or ground lessor, auditors or any other person to whom it is delivered. The failure to deliver such statement within the time required hereunder shall, at the option of Landlord, be a default under this Lease.

18. FORCE MAJEURE. Except as specifically provided to the contrary in this Lease, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of Tenant's covenants and agreements hereunder shall not be impaired nor shall Landlord be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by any of the following (which shall be referred to herein as a "Force Majeure"): any accident, breakage, repairs, alterations, improvements, strike or labor troubles, shortages of labor or materials, or any other cause whatsoever beyond the reasonable control of Landlord including, without limitation, energy shortages, governmental preemption in connection with a national emergency, or by reason of governmental laws or any rule, order, regulation or directive of any department, subdivision, agency or personnel thereof, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Further, Landlord shall not be deemed in default for failure to perform its obligations under this Lease, (a) unless such failure is safety or security related, which failure shall be cured promptly (subject to Force Majeure), if such failure is cured within thirty (30) days after Tenant gives written notice to Landlord of such alleged failure, or (b) with respect to a failure which reasonably requires more than thirty (30) days to cure, if Landlord immediately commences to cure and diligently proceeds to complete the cure of such failure within a reasonable time period, which shall in no event, subject to Force Majeure, extend beyond ninety (90) days after written notice to Landlord.

20. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows: to Landlord at the address set forth on the Schedule, or to such other person or at such other address designated by notice to Tenant; and to Tenant at the address set forth on the Schedule, or to such other person or at such other address designated by notice to Landlord. Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Mailed notices shall be deemed to have been given upon posting in the United States mails, and notices delivered personally shall be deemed to have been given upon delivery.

21. Quiet Possession. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term and subject to the provisions of this Lease peacefully and quietly have and enjoy the possession of the Premises without any encumbrances or hindrance by, from or through Landlord, its successors or assigns.

22. REAL ESTATE BROKERS. Landlord and Tenant each represent that it has not dealt with any real estate broker with respect to this Lease, except for any broker set forth on the Schedule (whose commission, if any, shall be paid by Landlord pursuant to separate written agreement), and, to its knowledge, no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims, liability or expense (including, without limitation, reasonable attorney's fees) for brokerage commissions or finder's fees as a result of Tenant's actions or alleged actions.

23. Condemnation. If during the Term all or any part of the Premises shall be taken by eminent domain, the Lease shall terminate as to the part so taken on the date Tenant is required to deliver possession to the condemning authority. If this lease is not terminated as provided below, Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition (excluding Tenant's property and improvements made by Tenant); and, effective upon the date of taking, the Base Rent and Operating Cost Rent shall be reduced proportionately and equitably based on the portion taken. If all or any portion of the Project or Premises are taken by eminent domain so that the Premises cannot be reasonably used for Tenant's Permitted Use, then at the option of either party this Lease may be terminated effective as of the date of the taking and all rent reserved hereunder shall be paid to the date of such taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, of if the grade of any street or alley adjacent to the Project is changed by any competent authority and such taking, damage or change of grade in Landlord's opinion substantially impairs the use or operation of the Building or the Project, or makes it necessary or desirable to remodel the Building or the Project. Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice provided Landlord also terminates all other tenant leases in the Project for similarly affected premises. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, that so long as the same does not diminish the amount of the award or consideration to Landlord for taking of real property interests, Tenant shall be entitled to recover from the condemning authority any separate award for relocation or moving expenses, trade fixtures and personal property Tenant is entitled to remove from the Premises, or loss of business. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

24. UNRELATED BUSINESS INCOME. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect any such amendment; provided, that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further, that no such amendment shall result in Tenant receiving fewer services or services of a lesser quality than it is presently entitled to receive under this Lease. Any services which Landlord ir required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or any managing agent of the Project or its employees or by one or more third persons approved by Landlord.

25. LIMITATION OF LIABILITY. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord; it being agreed that Landlord (and if Landlord is a partnership, its partners whether general or limited; of if Landlord is a corporation, its directors, officers or shareholders; or if Landlord is a trust, its trustees or beneficiaries) shall never be personally liable for any such judgment. All such personal liability for any representation, warranty, covenant, undertaking or agreement under this Lease is hereby waived and released by Tenant and by all persons claiming by, through or under Tenant. The provisions of this Section are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successor in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

26. MISCELLANEOUS.

         A. Consents. Except as otherwise expressly set forth herein, wherever the consent or approval of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold or delay such consent or approval.

         B. Date Payments Are Due. All amounts owed to Landlord hereunder, for which the date of payment is not expressly fixed herein, shall be paid as Additional Rent within thirty (30) days after Landlord's statement and shall bear interest as provided in Section 2D(2) until paid.

         C. Meaning of "Re-entry" and "Landlord". The words "re-enter" and "reentry" as used in this Lease are not restricted to their technical legal meaning. The term "Landlord," as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, such conveying or transferring landlord shall be relieved from any further obligation or liability pursuant to Section 13, 15 and 17 of this Lease.

         D. Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions.

         E. No Option. Submission of this instrument for examination or signature by Tenant or by Landlord does not constitute a reservation of or option for lease, and its is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         F. Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

         G. Governing Laws. This Lease shall be governed by and construed pursuant to the laws of the State of Minnesota.

         H. Lease Modification. Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

         I. No Oral Modification. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

         J. Litigation and Arbitration Costs. Tenant shall pay all Landlord's costs, charges and expenses, including the reasonable fees of attorneys, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, arbitration, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Provided, that in any litigation between Landlord and Tenant regarding this Lease, the prevailing party shall be entitled to recover reasonable costs and attorney's fees in addition to any other relief granted by the court.

         K. Captions. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         L. Remedies and Rights May Be Exercised by Landlord In Its Own Name; Authority to Execute This Lease. All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by any agent thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by any agent thereof. Landlord and Tenant each represents to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained.

         M. Payments to Affiliates. Nothing in this Lease shall be construed to prevent Landlord from paying for services rendered or materials delivered with respect to the Project or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by affiliates of Landlord provided that the fees or costs of such services and materials are at market rates in the Minneapolis-St. Paul metropolitan area. All such fees or costs paid by Landlord to such affiliates shall be deemed to constitute Operating Costs on the same terms and conditions as if such fees and costs were paid to non-affiliates of Landlord.

         N. Entire Agreement. This Lease (including, without limitation, all exhibits and riders attached hereto, all of which are hereby made a part of this Lease and incorporated by this reference) constitutes the entire agreement between the Landlord and the Tenant. If any deletions are made from this Lease form, the Lease shall be interpreted as if the deleted portion had never been part of the Lease. Tenant acknowledges that it has not been induced to enter this Lease by any promises, assurances, agreements, statements or representations (collectively, "Representations") which are not set forth in this Lease (including, without limitation, any Representations concerning Operating Costs; the Premises; the Project; the suitability of the Premises, proper zoning or availability of necessary permits and authorizations for Tenant's Permitted Use; exclusive rights; or any other matter). Tenant acknowledges that it has not relied on any such Representations, agrees that no such Representations shall be used in the construction or interpretation of this Lease and agrees that Landlord shall have no liability for any consequences arising as a result of any such Representation.

         O. Landlord's Title. Landlord's title is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber Landlord's title.

         P. Light and Air Rights. This Lease does not grant any rights to light or air over or about the Project. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Project and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein.

         Q. Covenants Binding on Successors. Subject to the terms of Section 14, each provision of this Lease shall extend to an shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors and assigns.

         R. Terms "Landlord" and "Tenant." The terms "Landlord" and "Tenant" whenever used in this Lease shall be construed to mean the plural where necessary, and the necessary grammatical changes required to make the provisions hereby apply either to entities or individuals, or men or women, shall in all cases be assumed as though in each case fully expressed. If more than one person or entity signs this Lease as Tenant, each signer will be jointly and severally liable for all of the obligations of Tenant as provided in this Lease.

         5. Rent Not Based on Income. No rental or other payment of the use or occupancy of the Premises shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building or the Premises, and Tenant agrees that it will not enter into any sublease, license, concession or other agreements for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person from the Premises.

         T. No Recording by Tenant. Tenant shall not record or file in any public records this Lease or any portion thereof.

IN WITNESS WHEREOF, the parties have executed this Lease as of the above date.

LANDLORD:                               TENANT:

MINNESOTA CC PROPERTIES, INC.           THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA

By:   /s/ S. Marc Flannery              By:  /s/ George Becker
    --------------------------------       ---------------------------
      S. Marc Flannery                       George Becker
      Assistant Secretary                    VP, RFO

                                     [CHART]

                                   EXHIBIT "B"
                                   -----------


                                LEGAL DESCRIPTION
                                -----------------




                            Lots 1, 2 and 3, Block 1

                           The Colonnade P.U.D. No. 53

                           Hennepin County, Minnesota.